SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 4, 2002

                              LAS VEGAS SANDS, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                      333-42147                  04-3010100
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


         3355 LAS VEGAS BOULEVARD SOUTH
                ROOM 1A
           LAS VEGAS, NEVADA                                    89109
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (702) 414-1000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.
         ------------

                  On June 4, 2002, we entered into a new senior secured credit facility in an aggregate amount of approximately $375 million. Pursuant to the terms of our new senior secured credit facility agreement, we are required to publicly file a copy of the agreement within 20 days of June 4, 2002. Accordingly, our new senior secured credit facility agreement is attached as
Exhibit 99.1 to this report on Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

Exhibit Number             Title
--------------             -----

          99.1 Credit Agreement, dated as of June 4, 2002, by and among Las Vegas Sands, Inc. and Venetian Casino Resort, LLC, as borrowers, the lenders party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent, and The Bank of Nova Scotia, as joint lead arranger, joint bookrunner and administrative agent.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 17, 2002


                                   LAS VEGAS SANDS, INC.

                                   By:  /s/ Harry D. Miltenberger
                                        ---------------------------------------
                                        Name:   Harry D. Miltenberger
                                        Title:  Vice President-Finance





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                                  EXHIBIT INDEX

Exhibit Number             Title
--------------             -----

          99.1 Credit Agreement, dated as of June 4, 2002, by and among Las Vegas Sands, Inc. and Venetian Casino Resort, LLC, as borrowers, the lenders party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent, and The Bank of Nova Scotia, as joint lead arranger, joint bookrunner and administrative agent.